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                      SECURITIES AND EXCHANGE COMMISSION
                            WAHSINGTON, D.C. 20549

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                                   FORM 8-K
                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 16, 2003

                             URANIUM STRATEGIES INC.
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            (Exact name of registrant as specified in its charter)

       Nevada                    333-53186             98-0335555
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(State or other jurisdiction  (Commission File No.)   (IRS Employer
      of incorporation)                                Identification Number)


       1070 Commerce Drive, Building II, Suite 303, Perrysburg, OH 43551
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                   (Address of Principal Executive Offices)

           31 Walmer Road, Suite 6, Toronto, Ontario, Canada M5R 2W7
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                               (Former Address)

      Registrant's telephone number, including area code:  (419) 873-1111


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ITEM 1. CHANGES IN CONTROL OF REGISTRANT.


     On October 16, 2003, Capital First Management Company, LLC, an Ohio limited liability company, purchased 2,500,000 shares (representing 71.23% of the voting stock) of the Registrant; 1,595,000 of which were purchased from Thomas Skilling, David Roth and 3 relatives and the remaining 905,000 shares from 10 non-controlling shareholders. The purchase price was $4,800.00, which Capital First Management Company, LLC paid from its cash on hand. There was no financing involved.

     Capital First Management Company, LLC is wholly-owned by Mr. John R. Ayling. As a result of the purchase of shares in this transaction, there was effected a change of control of the Registrant. In connection with the purchase, the Registrant's Board of Directors appointed Mr. Ayling and Michael D. Slates as members of the Registrant's Board, and the previous directors submitted their resignations. The newly constituted Board then elected Mr. Ayling to serve as President of the Registrant, and Michael D. Slates to serve as the Registrant's Secretary and Treasurer.


EXHIBITS

        None

                                 SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 URANIUM STRATEGIES, INC.

Dated: October 29, 2003          By:/s/ John R. Ayling
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                                 John R. Ayling
                                 Chief Executive Officer